EXHIBIT 10.3
                                RETAIL AGREEMENT

This agreement ("Agreement") between Premium Cigars International (PCI) and Mobile Oil Corporation is effective this 4 day of December, 1997.

1. Scope of Outlets Covered. This Agreement covers all Mobil retail outlets owned or operated by Mobil ("Mobil Outlets"). PCI will offer the products covered by this Agreement to the Mobil retail outlets operated by Mobil's franchised dealers ("Dealer Outlets") through separate agreements, the substantive terms of which must be the same as this Agreement. PCI will provide Mobil with a monthly list of all Mobil Outlets and Dealer Outlets serviced by PCI and will make a copy of any Dealer Outlet agreement available to Mobil on request.

2. PCI Products. PCI will provide each Mobil Outlet with a PCI Humidor, which will be owned by PCI and will be used exclusively for the display, storage and sale of PCI Products. PCI or its authorized distributors will stock the PCI Humidor with PCI Products. PCI will also provide each Mobil Outlet with, cigars and related products, and each Mobil Outlet will promote and sell those cigars and related products as authorized by PCI, including Cigar Gone Breath Cleanser, PCI featured magazines such as Smoke Magazine and any other PCI-authorized and Mobil approved products ("PCI Products") according to the terms of this Agreement.

* Confidential portions omitted and filed
separately with the Commission.
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3.       Product Presentation and Promotion.  Each Mobil Outlet will display the
         PCI humidor on the front or main counter of the Outlet's location or such other location on which the manager of the Outlet and PCI may agree. Each PCI Humidor will be positioned so that (a) no non-PCI displays, signs, labels or other materials block a customer's view of the PCI Humidor. Each Mobil Outlet will display only labels, displays or signs approved by PCI in, on or directly around the PCI Humidors. PCI will use no PCI displays, signs or labels in any Mobil Outlet or Dealer Outlet that Mobil, in its sole discretion, determines are unsuitable. Each Mobil Outlet will actively promote, market and sell only PCI Products, on or around the PCI Humidor, and will not display, sell or store other products in, on or from the PCI Humidor. Each Mobil Outlet will comply with all applicable federal, provincial, state and local laws and regulations and will hold and maintain all federal, state, provincial, and local licenses and permits required for the sale, distribution and marketing of PCI Products. PCI will assist Mobil by providing any information PCI may have concerning the federal, state, provincial and local laws, regulations, permits and licenses.

4. Term of Agreement. Unless terminated by a provision of this Agreement, this Agreement has a term of one year from the Effective Date. It will automatically renew for three additional one-year terms, unless written notice is provided by either party no less than sixty (60) days prior to the renewal period. PCI or Mobil, upon any breach of this Agreement by the other Party which has not cured within thirty (30) days of written

* Confidential portions omitted and filed
separately with the Commission.
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         notice of breach,  may  terminate  this  Agreement for any Mobil Outlet and/or Dealer Outlet or all Mobil Outlets and Dealer Outlets at any time by written notice to the other party which will be effective thirty (30) days after receipt.

5. Humidors. PCI will provide one PCI Humidor to each Mobil Outlet at no cost. PCI will repair or replace, at its cost, a PCI Humidor damaged due to manufacturing defects or normal wear and tear. Each Mobil Outlet will care for and maintain the PCI Humidor provided by PCI. Any PCI Humidor damaged by misuse, lost or stolen may be repaired or replaced only by PCI; Mobil will pay the cost of any such repairs or replacements. The replacement cost to Mobil will be * Upon termination of this Agreement for any reason, Mobil will make the PCI Humidors available at each Mobil Outlet to PCI for collection and return to PCI. After collecting the PCI Humidors, PCI will discontinue any further business with any and all Mobil Outlets or Dealer Outlets.

6. Payment and Price. Each Mobil Outlet will pay PCI for PCI Products pursuant to a purchase order, * otherwise from receipt of goods, including a late charge of * of the total past due payments. All Mobil Outlets and Dealer Outlets will be charged a price by PCI that will provide a * margin.

7. Independent Contractor; No Interest in Goodwill. PCI and Mobil are, and will be, independent contractors, and no other relationship may be inferred form this Agreement.

* Confidential portions omitted and filed
separately with the Commission.
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         Except for all state cigar  taxes,  which will be filed and paid by PCI on the PCI Products, each Mobil Outlet will be responsible for obtaining and paying all taxes, costs, bonds, insurance and licenses required for the business and its distribution, sale and marketing of the PCI Products. Mobil will not acquire any interest in any goodwill or trademarks associated with the PCI Products.

8. No Warranties. PCI does not give or imply any warranties relating to PCI Products, including any implied warranties of merchantability and fitness for a particular purpose. PCI liability, if any, to Mobil for alleged defective products will, under all circumstances be limited to repair or replacement of a product, at PCI's sole option.

9.       Reporting.
         PCI will provide Mobil with a Quarterly Cigar Category Velocity Report detailing purchases at each location. This report will be due no later than thirty (30) days after the end of each calendar quarter and will include detail for each location by the Mobil station number, which will be provided by Mobil.

10. Indemnification. Mobil and PCI will indemnify and hold each and any of their related parties of the other harmless from any and all liability directly or indirectly based upon or related to any acts or omissions of each party's employees or agents arising in connection with this Agreement. Section 8 not withstanding, PCI will indemnify and

* Confidential portions omitted and filed
separately with the Commission.
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         hold  Mobil  and  Mobil's  related  parties  harmless  from any and all liability from the use of the PCI Products by any person or entity.

11. Governing Law; Attorney's Fees. This Agreement will be governed by the law of the State of Virginia without consideration of Virginia's conflict of law principals. The Courts of Fairfax County, Virginia, including any applicable Federal Courts, will be the exclusive legal forum to resolve any dispute between the parties related to this Agreement. The prevailing party in any dispute relating to this Agreement will be entitled to receive its costs, fees, and expenses, including reasonable attorney's fees.

12. Notices. Each party will provide the other an address and point of contact. Any notice sent pursuant to this Agreement is presumed received five (5) days after deposit in the US Mail, postage paid addressed, to the party at its current address. Notice send by certified or registered mail or other delivery method providing for a signed receipt will be effective on the date of the signed receipt. Either party will notify the other in writing within five (5) days of any change in name, address, phone number or person to serve as the point of contact.

13. Severability. If any one or more of the provisions of this Agreement are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision, and this Agreement will be construed

* Confidential portions omitted and filed
separately with the Commission.
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         as if such invalid,  illegal, or unenforceable provision had never been included in the Agreement.

14. Binding on Successors and Assigns. This Agreement will extend to and be binding upon the heirs, legal representatives, successors and assigns of the parties. EXECUTED as of the Effective Date set forth above.

15. Assignment. Neither Party may assign all or any part of this Agreement without the written consent of the other, except that Mobil may assign this Agreement to any parent or subsidiary company of Mobil.

Premium Cigars International                 Mobil Oil Corporation

By:   /s/ Steven A. Lambrecht  12-4-97       By:    /s/ [illegible]
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Its:        C.E.O.                           Its:   Group Category Manager
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* Confidential portions omitted and filed
separately with the Commission.
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